EXHIBIT 32.1
STATEMENT OF PRINCIPAL EXECUTIVE OFFICER
OF HAMPSHIRE GROUP LIMITED
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Hampshire Group, Limited (the “Company”) on Form 10-Q for the period ended April 3, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Heath L. Golden, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Heath L. Golden
Heath L. Golden
President and Chief Executive Officer Hampshire Group, Limited May 12, 2010